                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [ ]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Empire Banc Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                                    EMPIRE BANC CORPORATION LOGO

                                 March 27, 1997

Dear Shareholders and Friends:

     We are looking forward to seeing you at the annual meeting of shareholders of Empire Banc Corporation to be held at 9:30 a.m. on Tuesday, May 13, 1997, at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan. A continental breakfast will be served beginning at 9:00 a.m.

     Notice of the meeting and a proxy statement containing information relative to the meeting follow this letter. We urge you to attend the meeting and welcome your participation. Please check the appropriate box on the proxy card indicating whether or not you will attend the meeting.

     PLEASE BE SURE TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE VOTED. If you do attend the meeting, there will be an opportunity for you to revoke your proxy and vote in person if you prefer.

                                          Sincerely,

                                          JAMES E. DUTMERS, JR.
                                          James E. Dutmers, Jr.
                                          Chairman and Chief Executive Officer

                            EMPIRE BANC CORPORATION
                             1227 East Front Street
                         Traverse City, Michigan 49686

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                             TUESDAY, MAY 13, 1997

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Empire Banc Corporation, a Michigan corporation (the "Company"), will be held on Tuesday, May 13, 1997 at 9:30 a.m., at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan, for the purpose of considering and voting on the following matters:

     (1) election of four (4) directors to serve until the annual meeting of shareholders in 2000 and until their successors are duly elected and qualified;

     (2) transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the meeting. A list of shareholders is available for examination at the meeting.

                                          By Order of the Board of Directors,

                                          WILLIAM T. FITZGERALD, JR.
                                          William T. Fitzgerald, Jr.
                                          Secretary

Dated: March 27, 1997
Traverse City, Michigan

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE ANNUAL MEETING BY NOTIFYING THE SECRETARY OF THE COMPANY OR THE CHAIRMAN OF THE MEETING AT OR BEFORE THE MEETING. IF YOUR SHARES ARE HELD IN MORE THAN ONE NAME, ALL PARTIES MUST SIGN THE PROXY CARD.

                            EMPIRE BANC CORPORATION
                             1227 East Front Street
                         Traverse City, Michigan 49686

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Empire Banc Corporation (the "Company"), a Michigan corporation, to be voted at the annual meeting of shareholders of the Company to be held on Tuesday, May 13, 1997, at 9:30 a.m. at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting.

     The costs of soliciting proxies will be paid by the Company. Proxies may be solicited by mail, in person, or by telephone by directors, officers, and regular employees of the Company. These persons will not be specially compensated for soliciting proxies. The Company will provide to all brokers, dealers, banks, voting trustees, and other fiduciaries, copies of the proxy statement and the accompanying proxy card for mailing to beneficial owners.

     As of March 14, 1997, the record date for the Annual Meeting, there were 1,749,509 shares of common stock of the Company, par value $5.00 per share, ("Common Stock") issued and outstanding. Each outstanding share is entitled to one (1) vote on each matter coming before the Annual Meeting. Shareholders do not have cumulative voting rights with respect to the election of directors. The transaction of business at the Annual Meeting requires the presence of a quorum, which will be established by the presence or representation at the Annual Meeting of a majority of the outstanding shares of Common Stock entitled to vote. Shares as to which authority is withheld in the election of directors are counted toward the establishment of a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. Thus the four nominees who receive the greatest number of votes cast will be elected directors, and shares as to which authority is withheld will have no effect on the election of directors.

     Proxies are revocable by the delivery of written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting and voting in person. If the proxy is not marked with the shareholder's instructions as to voting, the shares to which the proxy applies will be voted for the nominees for directors named in this Proxy Statement. All proxies returned before the Annual Meeting will be voted in accordance with the instructions contained therein. All shareholders are encouraged to mark, date and sign the enclosed proxy card and return it to the Company. This Proxy Statement and the accompanying proxy card were first sent or given to shareholders on approximately March 27, 1997.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of March 14, 1997, as to the Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock:

                                                                 Amount and
                          Name and                                Nature of            Percent
                         Address of                              Beneficial              of
                      Beneficial Owner                            Ownership             Class
                      ----------------                        -----------------        -------
James E. Dutmers, Jr. ......................................       246,085              14.1
1227 East Front Street
Traverse City, MI 49686
The Empire National Bank
Employee Stock Ownership Plan...............................       239,955(2)           13.7
1227 East Front Street
Traverse City, MI 49686

(1) Mr. Dutmers is Chairman and Chief Executive Officer of the Company. He has sole voting power with respect to 244,382 shares and shared voting power with respect to 1,703 shares. He has sole investment power with respect to 15,634 shares and shared investment power with respect to 53,360 shares. Of the shares beneficially owned by Mr. Dutmers, 216,521 (or 12.4% of the outstanding shares of Common Stock) are subject to a Voting Trust Agreement, dated June 1, 1990, under which Mr. Dutmers is the sole trustee. As trustee of the voting trust, Mr. Dutmers has the sole power to vote the shares subject to the voting trust on all matters, including the election of directors of the Company. Power to dispose of the shares of Common Stock subject to the voting trust is vested in the shareholders who are parties to the Voting Trust Agreement, subject to first being offered to the other parties to the Voting Trust Agreement at fair market value. The Voting Trust Agreement will terminate by its terms on May 30, 1998. The amount shown excludes 27,023 shares covered by currently exercisable options held by Mr. Dutmers.

(2) Shares are held for the benefit of participants in the plan. Each plan participant is entitled to direct the plan's board of trustees as to the exercise of voting rights attributable to shares allocated to his or her account. As of March 14, 1997, 239,955 shares were allocated to participants' accounts. The remaining shares, if any, are voted by the plan's board of trustees comprised of James E. Dutmers, Jr., Robert L. Israel, James M. Merenda, and William T. Fitzgerald, Jr. Messrs. Dutmers and Israel are directors of the Company. All of the aforementioned persons are officers of the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three (3) classes, with the directors in each class being elected for a term of three years and until their successors are duly elected and qualified. The current terms of four (4) directors will end with the Annual Meeting. Thus, shareholders will elect four
(4) directors at the Annual Meeting for terms ending at the annual meeting of shareholders in 2000.

     Except as otherwise indicated by shareholders on the proxy card, proxies will be voted for election of the four (4) nominees named in the following table. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Company's Board of Directors. However, the Company's management does not anticipate that this will occur.

     The nominees, and the other current directors of the Company, except Laurence P. Skendzel, M.D., Ronald G. Reffitt, Sr., and Deborah J. Knudsen, have been directors of the Company since its formation in 1987. Mr. Reffitt and Mrs. Knudsen became directors in 1994. Dr. Skendzel became a director in 1989. The nominees and other current directors of the Company are also directors of the Company's wholly owned subsidiary, Empire National Bank (the "Bank"), and have been since the year shown in the following table. Also shown for each nominee and the other current directors are his or her age, principal occupation or employment for the last five (5) years or more, and shares of Common Stock beneficially owned as of March 14, 1997. The information is based in part on information supplied by such persons.

                                                         Amount and Nature of Beneficial Ownership of
                                                                       Common Stock(1)
                                                    ------------------------------------------------------
                                                    Sole Voting    Shared Voting
           Name, Age and               Director       and/or          and/or                    Percent of
           Occupation for               of Bank     Investment      Investment                    Common
            Last 5 Years                 Since         Power         Power(2)          Total      Stock
           --------------             -----------   -----------    -------------      -------   ----------
                        NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2000
John R. Anderson....................     1973           1,697              0            1,697         *
Age 69
Anderson, Gordon and Associates
Advertising and Public Relations

Don A. Good, M.D. ..................     1984           1,432          1,875            3,307         *
Age 58
Physician, Grand Traverse Obstetrics
and Gynecology

Laurence P. Skendzel, M.D. .........     1989               0            623              623         *
Age 66
Retired in 1994, formerly Physician,
Grand Traverse Pathology, P.C.

Deborah J. Knudsen(5)...............     1994               0            262              262         *
Age 46
President and Chief Executive
Officer
Traverse City Convention and
Visitors Bureau
DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1998
James E. Dutmers, Jr. ..............     1976         229,278(3)(4)    16,807(4)      246,085      14.1
Age 53
Chairman and Chief Executive
Officer, Empire Banc Corporation and
Empire National Bank

Michael H. Dennos...................     1973          14,637              0           14,637         *
Age 76
Retired, Business Executive

Thomas G. McIntyre..................     1981           4,696          7,652           12,348         *
Age 49
Chairman, Passageways Travel
Service, Inc.

Ronald G. Reffitt, Sr.(5) ..........     1994           4,989              0            4,989         *
Age 59
President, Peninsula Construction
and Supply, Inc.
                       DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1999

Robert L. Israel....................     1976           9,565(3)      13,917           23,482       1.3
Age 53
President and Chief Operating
Officer, Empire Banc Corporation and
Empire National Bank

                                                         Amount and Nature of Beneficial Ownership of
                                                                       Common Stock(1)
                                                    ------------------------------------------------------
                                                    Sole Voting    Shared Voting
           Name, Age and               Director       and/or          and/or                    Percent of
           Occupation for               of Bank     Investment      Investment                    Common
            Last 5 Years                 Since         Power         Power(2)          Total      Stock
           --------------             -----------   -----------    -------------      -------   ----------

John M. Rockwood, Jr.(5) ...........     1985             699              0              699         *
Age 53
President and Chief Executive
Officer, Munson HealthCare

Louis A. Smith(5)...................     1976           5,331         46,607           51,938       3.0
Age 57
Attorney, Smith & Johnson

(1) The numbers of shares presented include shares owned of record by each person and shares which, under applicable regulations of the SEC, are deemed to be beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security.

(2) The numbers of shares presented include shares as to which the indicated person is legally entitled to share voting and/or investment power by reason of joint ownership, trust, or other contract or property right, and, in some instances, shares held by spouses and minor children over whom the indicated person may have substantial influence by reason of relationship.

(3) The amounts shown exclude 27,023 and 39,265 shares covered by currently exercisable options held by Mr. Dutmers and Mr. Israel, respectively.

(4) 216,521 shares are subject to a Voting Trust Agreement, dated June 1, 1990, of which Mr. Dutmers is the sole voting trustee. The terms of the voting trust are described in Note (1) on page 2 of this Proxy Statement.

(5) The named director's account under the Directors' Deferred Compensation and Stock Investment Plan (the "Retainer Plan," see "Executive Compensation -- Director Compensation," below) is credited with units subsequently payable in an equal number of shares of Common Stock as follows: Mrs. Deborah J. Knudsen, 364 units; Mr. Ronald G. Reffitt, Sr., 364 units; Mr. John M. Rockwood, 364 units; and Mr. Louis A. Smith 364 units.

 *  Less than one percent (1%).

     As of March 14, 1997, all directors and executive officers of the Company as a group (consisting of 16 persons) owned 419,880 shares of Common Stock or
24.0 percent of the outstanding Common Stock. This amount excludes 177,060 shares covered by currently exercisable options held by executive officers of the Company. As of March 14, 1997, the following executive officers of the Company owned the following numbers of shares of Common Stock, excluding shares covered by currently exercisable options held by them: William T. Fitzgerald, Jr., 16,737 shares; James M. Merenda, 8,175 shares; Bruce W. Reavely, 10,396 shares; and Daniel G. Stoudt, 18,383 shares.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held eight (8) meetings in 1996. All directors except Mr. Dennos and Mr. Rockwood attended at least seventy-five percent (75%) of the aggregate of these meetings and the meetings of all committees of which they were members.

     The Bank's Board of Directors has an Audit Committee. The Committee is comprised of Messrs. Anderson, Rockwood, Skendzel, Smith and Mrs. Knudsen. The Audit Committee determines whether adequate internal controls are being maintained. It meets with the Bank's independent auditors to review internal controls, procedures of the Bank, the scope of internal audits, the financial position of the Bank, and external audits of the Bank.

     The Company has a Nominating and Compensation Committee, which is also the same committee for the Bank. The Committee is comprised of Messrs. Smith, Anderson and Good, and it met one (1) time in 1996. The Nominating and Compensation Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, it reviews all executive compensation and benefit programs from time to time available to executive officers of the Company and to all officers and staff of the Bank. In this respect, the Committee makes recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the President, as well as reviewing and approving the Chief Executive Officer's and the President's recommendations for other executive officers of the Company (see "Compensation Committee Report on Executive Compensation," below). The Nominating and Compensation Committee will consider recommendations of nominees for election to the Board of Directors of the Company proposed by shareholders. Timely consideration by the Nominating and Compensation Committee of any such recommendation requires submission of the recommendation to the Company's Secretary by December 31st.

     The Bank's Board of Directors has a Trust Audit Committee. The Committee consists of Messrs. Anderson, Dennos, Rockwood and Mrs. Knudsen. The Trust Audit Committee examines audits of the Trust Department and determines if adequate internal controls are being maintained in the Trust Department.

     The Bank's Board of Directors has a Trust Administrative Committee. The Committee is comprised of Messrs. Good, McIntyre, Reffitt, Skendzel, Smith, Dutmers and Israel. The Trust Administrative Committee reviews the policies and activities of the Trust Department.

                             EXECUTIVE COMPENSATION

     The following table presents, for the fiscal years shown, the annual, long-term and other compensation paid to or accrued for the Company's Chief Executive Officer and the Company's other executive officers, whose 1996 salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                           -------------------------       ALL OTHER
          NAME AND PRINCIPAL POSITION             YEAR      SALARY $(1)     BONUS $    COMPENSATION $(2)
---------------------------------------------------------------------------------------------------------
James E. Dutmers, Jr.                             1996        210,710       58,034           15,845
Chairman and Chief Executive Officer              1995        196,953       54,417           14,972
                                                  1994        186,187       41,410           10,818
Robert L. Israel                                  1996        186,611       51,320           13,708
President and Chief Operating                     1995        174,393       48,121           12,927
  Officer                                         1994        165,327       36,619            9,566
William T. Fitzgerald, Jr.                        1996        100,769       21,457            7,457
Vice President and Secretary/                     1995         94,808       20,248            5,688
  Treasurer                                       1994         89,846       15,478            5,390
James M. Merenda                                  1996        100,769       21,457            7,544
Vice President                                    1995         94,808       20,248            5,688
                                                  1994         89,846       15,478            5,390
Bruce W. Reavely                                  1996        100,769       21,457            7,268
Vice President                                    1995         94,808       20,248            5,688
                                                  1994         89,846       15,478            5,390
Daniel G. Stoudt                                  1996        100,769       21,457            7,346
Vice President                                    1995         94,808       20,248            5,578
                                                  1994         89,846       15,478            5,390

(1) Includes director fees for Mr. Dutmers of $6,300, $5,850 and $5,900 for 1996, 1995 and 1994, respectively, and for Mr. Israel $5,850, $5,400 and $5,900 for 1996, 1995 and 1994, respectively, (see "Director Compensation," below).

(2) The amounts shown for 1996 include the following: (i) combined matching and other employer contributions made for the account of the named person by the Bank to its Savings and Investment Retirement Plan ("Savings Plan"), a 401(k) plan for all employees, and to the Bank's Supplemental Executive Retirement Plan (the "Supplemental Plan") as described on p. 7 of this Proxy Statement; (ii) combined contributions made by the Bank to its Employee Stock Ownership Plan ("ESOP") for all employees and to the Supplemental Plan for the account of the named person; and (iii) term life insurance premiums paid on behalf of the named person, as follows:

                        NAME                          SAVINGS PLAN     ESOP     TERM LIFE
                        ----                          ------------     ----     ---------
James E. Dutmers, Jr. ..............................     $6,132       $6,132     $3,581
Robert L. Israel....................................      5,423        5,423      2,862
William T. Fitzgerald, Jr. .........................      3,023        3,023      1,411
James M. Merenda....................................      3,023        3,023      1,498
Bruce W. Reavely....................................      3,023        3,023      1,222
Daniel G. Stoudt....................................      3,078        3,078      1,190

     The following table presents information about stock options and stock appreciation rights ("SARs") exercised during 1996 and held by the Named Executive Officers at December 31, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                              NUMBER OF              VALUE OF
                                                                        SECURITIES UNDERLYING       UNEXERCISED
                                                                             UNEXERCISED           IN-THE-MONEY
                                  NUMBER OF SHARES                         OPTIONS/SARS AT        OPTIONS/SARS AT
                                     UNDERLYING                          FISCAL YEAR END (#)    FISCAL YEAR END ($)
                                    OPTIONS/SARS           VALUE            EXERCISABLE/           EXERCISABLE/
              NAME                  EXERCISED (#)     REALIZED ($)(1)       UNEXERCISABLE        UNEXERCISABLE(2)
              ----                ----------------    ---------------   ---------------------   -------------------
James E. Dutmers, Jr. ..........          489              11,921           45,785/1,347         1,214,613/29,080
Robert L. Israel................        3,000              82,878           58,898/1,347         1,604,581/29,080
William T. Fitzgerald, Jr. .....        2,064              59,317             39,608/915         1,078,058/19,754
James M. Merenda................        2,250              62,158             39,507/915         1,075,069/19,754
Bruce W. Reavely................        3,750             112,035             38,423/915         1,042,817/19,754
Daniel G. Stoudt................        4,040             113,910             33,462/915           895,296/19,754

(1) The value realized is based on the difference between the market bid price of the shares underlying the options and SARs on the date of exercise and the exercise and base price of the option and SARs, respectively.

(2) The value shown is based on the market bid price of the Common Stock on December 31, 1996 of $37.00 net of the option exercise price and SAR base price.

     The Bank has adopted the Empire National Bank Employees Pension Plan (the "Pension Plan"). The Pension Plan is non-contributory and covers full-time employees who are age 21 or over and have at least one year of service. The Pension Plan provides a normal retirement benefit at age 65 dependent upon final average compensation and years of service. The final average compensation is the highest average of a participant's base salary for any five (5) years in the participant's last ten (10) years of employment.

     The Bank has also adopted an unfunded, non-qualified Supplemental Executive Retirement Plan (the Supplemental Plan) under which supplemental pension benefits are to be paid upon retirement to certain executive officers covered by the Pension Plan, including the Named Executive Officers. Under the

Supplemental Plan, a target benefit is established as a percentage of a participant's total compensation (salary plus bonus as shown in the Summary Compensation Table, above), depending on retirement age and years of service. Among other things, the Supplemental Plan provides a benefit otherwise denied because of certain limitations under the Internal Revenue Code on benefits for executive officers and on their deferrals under the Savings Plan.

     The benefits shown in the table below are combined benefits under the Pension Plan and the Supplemental Plan on a straight life annuity basis before reduction for social security and the actuarial equivalent of the participant's account balance, under a profit sharing plan formerly maintained by the Bank. Current compensation covered under the two plans combined for the Named Executive Officers is shown in the "Salary" and "Bonus" columns of the Summary Compensation Table.

                               PENSION PLAN TABLE

                                                           YEARS OF CREDITED SERVICE
                                                  --------------------------------------------
                  REMUNERATION                       20          25          30          35
                  ------------                       --          --          --          --
$100,000........................................  $ 40,000    $ 50,000    $ 55,000    $ 60,000
 150,000........................................    60,000      75,000      82,500      90,000
 200,000........................................    80,000     100,000     110,000     120,000
 250,000........................................   100,000     125,000     137,500     150,000
 300,000........................................   120,000     150,000     165,000     180,000
 350,000........................................   140,000     175,000     192,500     210,000
 400,000........................................   160,000     200,000     220,000     240,000

     The years of credited service for the individuals named in the Summary Compensation Table above are as follows: Mr. Dutmers, 17; Mr. Israel, 21; Mr. Fitzgerald, 20; Mr. Merenda, 14; Mr. Reavely, 14; and Mr. Stoudt, 20.

                        MANAGEMENT CONTINUITY AGREEMENTS

     The Company has entered into individual Management Continuity Agreements with executive officers of the Company, including the Named Executive Officers. Each Management Continuity Agreement provides that in the event of a change in control of the Company, the employment of the officer who is a party to the Agreement may not be terminated except for cause during the five-year period following an agreement that will result in the change in control. During the five-year period, the Company may not, without the officer's agreement, reduce the officer's salary, bonus or benefits, change his responsibilities, or materially change his principal place of employment. In the event the officer's employment is terminated by the Company or the officer resigns following one or more of the actions by the Company described in the preceding sentence without his agreement, the officer is entitled to one hundred thirty three percent (133%) of his regular salary payments and inclusion in employee benefit plans for the greater of three (3) years following the termination of employment or the remainder of the five-year period. The Agreements provide that payments to the officers based on a percentage of regular salary payments will be reduced by an amount necessary to eliminate certain penalty taxes otherwise payable by the officer, if such reduction results in greater after tax payments to the officer. Such reduction will also increase the corresponding deduction to which the Company is entitled. While the amount of any benefits from the Management Continuity Agreements will be dependent on salary levels and other factors and events occurring in the future, the current annual salary levels for the Named Executive Officers covered by the Agreements are as follows: Mr. Dutmers, $215,172; Mr. Israel, $190,278; Mr. Fitzgerald, $106,000; Mr. Merenda, $106,000;
Mr. Reavely, $106,000; and Mr. Stoudt, $106,000.

     The Company's purpose for entering into these Agreements with the executive officers selected is to provide financial security to those officers following a change in control of the Company and to provide an additional current inducement for them to remain employed by the Company. With continuation of their employment being reasonably assured, these officers may be in a better position to act, with respect to a possible change in control of the Company, for the benefit of the Company and its shareholders without concern about their own financial security.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised entirely of non-employee directors. The Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, it reviews all executive compensation and benefit programs from time to time available to executive officers of the Company and to all employees of the Bank. In this respect, the Committee makes recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the President, as well as reviewing and approving the Chief Executive Officer's and the President's recommendations for other executive officers of the Company.

     The annual compensation programs of the Company are tied to the Company's performance. The executive compensation program is comprised of base salaries plus a performance leveraged, short-range and long-range incentive system, which will pay executive officers more for better performance. In evaluating its executive officers' performance and determining their compensation, the Committee evaluates the performance of Empire Banc Corporation and Empire National Bank, focusing on specific corporate financial performance goals, as well as comparisons to industry peer groups.

     In determining base salaries, including that of the Chief Executive Officer, the Committee evaluates corporate and executive performance. The Committee reviews a number of factors, both financial and qualitative. While no single factor by itself is considered the key to overall corporate performance, ratings are heavily dependent upon the previous year's achievement of the pre-established financial objectives. The Committee also assesses the executive officer's individual performance based on specific strategic objectives and qualitative factors such as strategic planning, organizational and management development progress, quality of regulatory examinations by the Office of the Comptroller of the Currency and the Federal Reserve, and community and civic involvement. Salaries are also based on a comparison to industry peer salaries.

     The short-term incentive or Profit Sharing Incentive Award ("PSIA"), established in 1984, is a cash bonus program based upon a performance formula approved by the Board of Directors. All Bank employees and executive officers of the Company, including the Chief Executive Officer, are eligible to participate in the PSIA program. In establishing the PSIA formula, the Board of Directors chose performance criteria which should lead to long-term growth in the stock price of the Company. The formula currently requires the Company to exceed all pre-established targets for return on average assets, return on equity and an annual increase in profits before any bonus payments are made. The pre-established minimum target for each performance criteria was determined based upon peer performance, industry performance, and desired Company performance levels. The Committee has concluded that the specific targets for performance are confidential business information the disclosure of which would adversely affect the Company. The total amount of PSIA awards to be granted to all employees and executive officers of the Company is determined by the amount net income exceeds the pre-established target levels for return on assets, return on average equity and the annual increase in profits.

     The amounts of individual awards granted to all Bank employees and executive officers of the Company, including the Chief Executive Officer, are also based upon a pre-established formula for allocating the total amount of the PSIA pool available for awards. This allocation formula is determined by the total amount of awards to be granted as a percentage of eligible compensation and relative responsibility and accountability of the employee or executive officer.

     The long-term incentive utilized is the Empire Banc Corporation Stock Option Plan. The Plan encompasses a series of stock options, and tandem stock appreciation rights granted from years 1988 through 1993. Participants include the Chief Executive Officer and all executive officers of the Company. The Plan was approved by the shareholders of the Company in 1988 with a limited amendment approved in 1993. Each option period is for ten (10) years and one (1) day, and granted options only become vested over a five year period. (No options or SARs were granted to the Named Executive Officers in 1996.) The maximum number of shares authorized by the Plan were previously granted. The number of shares covered by unexercised options and SARs held by the Named Executive Officers are shown in the table above titled "Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Optional SAR Values." In the opinion of the Committee and the Board of Directors, the Plan promotes the alignment of management and shareholder interests and will result in executive officers of the Company being sufficient shareholders to encourage long-term performance and Company growth.

     The Committee meets without the Chief Executive Officer and President to evaluate their performance and reports on that evaluation to the Board of Directors of the Company.

     With respect to Mr. Dutmers, the Company's Chairman and Chief Executive Officer, the Committee determined his salary and annual cash bonus for 1996 based on the same factors and analyses as considered by the Committee in determining the compensation of all other executive officers. These factors and analyses are described above. The Chief Executive Officer's final performance rating is a composite of all relevant factors. It also reflected the Committee's positive assessment of Mr. Dutmers' leadership of the Company based on the qualitative factors described above. Mr. Dutmers' cash bonus for 1996 was determined by the PSIA formula described above and reflected the Company's 1996 financial performance, which exceeded the pre-established goals for return on average assets, return on equity and the increase in annual profits.

     Submitted by the Compensation Committee of the Board of Directors.

    Louis A. Smith, Chairman      Don A. Good, M.D.       John R. Anderson

                               PERFORMANCE GRAPH

     The following line graph compares cumulative, five-year total shareholder return of the Common Stock, assuming reinvestment of dividends, with the NASDAQ Market Index (a broad equity market index) and the Media General Industry Group-East North Central Banks index (a published industry index).

        MEASUREMENT PERIOD               NASDAQ           EAST-NORTH             EBC
      (FISCAL YEAR COVERED)             COMPOSITE           CENTRAL
                                                             BANKS
1991                                           100.00             100.00             100.00
1992                                           100.98             129.18             129.84
1993                                           121.13             134.81             174.78
1994                                           127.17             125.73             182.14
1995                                           164.96             183.36             262.41
1996                                           204.98             283.42             337.49

                             DIRECTOR COMPENSATION

     Non-management directors of the Bank are paid an annual retainer of $5,000. All directors of the Bank and the non-management directors of the Company are compensated at a rate of $450 per directors' meeting attended. Non-management directors are compensated at a rate of $250 per committee meeting attended.

     Currently, Empire Banc Corporation offers directors the opportunity to defer receipt and income taxation of meeting fees through the Empire Banc Corporation Directors' Fee Deferral Plan (the "Fee Plan") and of retainer fees through the Empire Banc Corporation Directors' Deferred Compensation and Stock Investment Plan (the "Retainer Plan"). Effective May 1, 1997, the Board of Directors has amended, restated and combined these Plans, as described more fully below, into the Empire Banc Corporation Directors' Deferred Compensation Plan (the "Combined Plan").

     Under the existing Fee Plan, meeting fees may be deferred by crediting the amount payable to an account (a "Cash Reserve Account") which receives earnings based on the Company's average earning asset rate as reported in the annual report to shareholders for the immediately preceding year. Under the existing Retainer Plan, retainer fees may be deferred by crediting an account (a "Stock Reserve Account") with a number of units equal to 110% of the amount of retainer fees divided by the market price of the Common Stock on the day when the fees are paid. Units are also credited to the Stock Reserve Account as dividends are paid on Common Stock in an amount equal to the dividend rate per share multiplied by the number of units in the Stock Reserve Account divided by the market price of the Common Stock on the date dividends are paid to shareholders. Cash Reserve Account balances are paid in cash and Stock Reserve Account balances are paid in shares of Common Stock equal to the number of units credited to the Stock Reserve Account. In general, these payments will be made upon the earliest of reaching age 65, retirement, total and permanent disability or death. A director may, however, defer payment past reaching age 65 until the earliest of retirement, total and permanent disability or death by an appropriate election under either Plan.

     Under the Combined Plan, existing Cash Reserve Accounts and Stock Reserve Accounts will be preserved and will continue receiving credits as described above. Directors will also continue to be able to defer retainer fees to Stock Reserve Accounts and meeting fees to Cash Reserve Accounts. In addition, however, directors with existing Cash Reserve Accounts may elect to have such balances converted into Stock Reserve Accounts payable in shares of Common Stock. Finally, directors may begin electing to defer future meeting fees to a Stock Reserve Account in the same manner as retainer fee deferral under the Retainer Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank had during 1996, and expects to have in the future, banking transactions in the ordinary course of its business with the Company's directors and officers, and members of their families and organizations with which they are associated, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions did not involve more than the normal risk of collectability or present other unfavorable features.

                              INDEPENDENT AUDITORS

     The firm of Crowe, Chizek and Company examined and certified the financial statements of the Company and the Bank for the year ended December 31, 1996. Crowe, Chizek and Company have been the independent auditors for the Bank since 1982 and for the Company since its formation in 1987. The Board of Directors of the Company has selected Crowe, Chizek and Company to act as the Company's independent auditors for the calendar year 1997.

     A representative of Crowe, Chizek and Company is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments deemed appropriate.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers, and persons who own more than ten percent (10%) of the Company's Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes of beneficial ownership of Common Stock. These officers, directors and greater than ten-percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of these reports.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent (10%) beneficial owners were complied with, except as follows: one report with respect to four transactions was filed late on behalf of each director participating in the Retainer Plan (see Note (5) on page 4 of this Proxy Statement). These inadvertent oversights were promptly corrected upon being brought to their attention.

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for consideration at the Annual Meeting other than the matters described herein. Should any other matter properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such matters in accordance with their discretion.

                             ADDITIONAL INFORMATION

     The financial statements of the Company, supplementary financial information, and management's discussion and analysis of operations for the fiscal year ended December 31, 1996 are included in the Company's 1996 Annual Report to Shareholders delivered with this Proxy Statement.

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. A COPY OF THE FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS ADDRESSED FROM WILLIAM T. FITZGERALD, JR., SECRETARY, EMPIRE BANC CORPORATION, 1227 EAST FRONT STREET, TRAVERSE CITY, MICHIGAN 49686.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 27, 1997, to be considered for possible inclusion in the proxy materials relating to the next annual meeting of shareholders.

                                          By Order of the Board of Directors,

                                          WILLIAM T. FITZGERALD, JR.
                                          William T. Fitzgerald, Jr.
                                          Secretary
Dated: March 27, 1997
Traverse City, Michigan

--------------------------------------------------------------------------------

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                            EMPIRE BANC CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                                              EMPIRE BANC LOGO

    I(we), the undersigned shareholder(s) of Empire Banc Corporation (the "Company") appoint Ronald G. Reffitt, Sr. and Louis A. Smith, or any one of them (with full power of substitution) to vote all the common stock of the Company, standing in my (our) name(s) on the books of the Company on March 14, 1997, at the annual meeting of shareholders to be held at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan, on May 13, 1997, at 9:30 a.m., and any adjournments thereof with all the powers I would possess if personally present as follows:

(1) Election of Directors    [ ] FOR all nominees below
                               (except as marked to the contrary         [ ] WITHHOLD AUTHORITY to
                             below)                                        vote for all nominees listed below

To withhold authority to vote for any individual, mark FOR above and strike out the name below.

            John R. Anderson  Don A. Good  Laurence P. Skendzel  Deborah
        J. Knudsen

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

                          (continued on reverse side)

--------------------------------------------------------------------------------

    The Board of Directors recommends shareholders vote "FOR" the nominees named above. If NO SPECIFIC VOTE IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES. If any other business is presented at the meeting, this proxy shall be voted IN THE DISCRETION OF THE PROXIES with respect to such business. All shares represented by properly executed proxies will be voted as directed. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked before its exercise by either written notice or notice in person at the meeting or by a subsequently dated proxy. The undersigned hereby acknowledges receipt of a Notice and Proxy Statement, each dated March 27, 1997, for the Annual Meeting of Shareholders of the Company called for May 13, 1997.

                                               Dated , 1997

                                               -------------------------------

                                                              (signature(s) of
                                                               shareholder(s))

                                               -------------------------------

                                                              (signature(s) of
                                                               shareholder(s))

                                               I(we)  [ ] will  [ ] will not
                                               attend the meeting.

                                               OUR RECORDS INDICATE THAT THE
                                               PERSON(S) ON THE ATTACHED LABEL
                                               SHOULD SIGN THE PROXY. WHEN
                                               SIGNING AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL TITLE
                                               AS SUCH. IF MORE THAN ONE
                                               TRUSTEE, ALL SHOULD SIGN. ALL
                                               JOINT OWNERS MUST SIGN.

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